Exhibit 99.1

Sophiris Bio Reports Second Quarter Financial Results

SAN DIEGO and VANCOUVER, British Columbia, August 13, 2015 – Sophiris Bio Inc. (NASDAQ: SPHS) (the “Company” or “Sophiris”), a biopharmaceutical company developing PRX302 (topsalysin) for the treatment of urological diseases, today announced financial results for the three and six months ended June 30, 2015.

“In May we met our goal of dosing our first patients in a Phase 2a proof of concept trial of PRX302 in patients with localized low to intermediate risk prostate cancer,” stated Randall Woods, president and CEO of Sophiris Bio. “With the capital available, we are positioned to achieve clinical milestones from our ongoing trials in BPH and localized prostate cancer and look forward to reporting on these programs over the next several quarters.”

Financial Results

At June 30, 2015, we had cash, cash equivalents and securities available-for-sale of $13.2 million and net working capital of $11.6 million. We expect that our cash, cash equivalents and securities available-for-sale as of June 30, 2015 will be sufficient to fund our operations through the end of April 2016 assuming that we do not initiate any additional clinical development of PRX302. We will need to find additional capital to fund a second Phase 3 clinical trial of PRX302 for the treatment of the symptoms of BPH and for any future clinical development of PRX302 for the treatment of localized prostate cancer beyond our ongoing Phase 2a proof of concept clinical trial.

For the three months ended June 30, 2015

The Company reported a net loss of $3.7 million ($0.22 per share) for the three months ended June 30, 2015 compared to a net loss of $8.8 million ($0.53 per share) for the three months ended June 30, 2014.

Research and development expenses

Research and development expenses were $2.6 million for the three months ended June 30, 2015 compared to $7.1 million for the three months ended June 30, 2014. The decrease in research and development costs are attributable to a decrease in the costs associated with the Company’s Phase 3 PLUS-1 clinical trial of PRX302 and costs associated with the manufacturing activities for PRX302. This decrease is offset by an increase in costs associated with the Company’s Phase 2a proof of concept trial for localized low to intermediate risk prostate cancer.

General and administrative expenses

General and administrative expenses were $1.0 million for the three months ended June 30, 2015 compared to $1.5 million for the three months ended June 30, 2014. The decrease is primarily due to a decrease in non-cash stock-based compensation expense and, to a lesser extent, a decrease in legal, consulting and personnel related costs.

For the six months ended June 30, 2015

The Company reported a net loss of $8.0 million ($0.48 per share) for the six months ended June 30, 2015 compared to a net loss of $17.2 million ($1.05 per share) for the six months ended June 30, 2014.

Research and development expenses

Research and development expenses were $5.6 million for the six months ended June 30, 2015 compared to $13.9 million for the six months ended June 30, 2014. The decrease in research and development costs are attributable to a decrease in the costs associated with the Company’s Phase 3 PLUS-1 clinical trial of PRX302 and costs associated with the manufacturing activities for PRX302. This decrease is offset by an increase in costs associated with the Company’s Phase 2a proof of concept trial for localized low to intermediate risk prostate cancer.

General and administrative expenses

General and administrative expenses were $2.0 million for the six months ended June 30, 2015 compared to $2.9 million for the six months ended June 30, 2014. The decrease is primarily due to a decrease in non-cash stock-based compensation expense and, to a lesser extent, a decrease in legal, consulting and personnel related costs.

For complete financial results, please see the Company’s website at www.sophiris.com.

About Sophiris

Sophiris Bio Inc. is a biopharmaceutical company developing PRX302, a clinical-stage, targeted therapy for the treatment of urological diseases. PRX302 is in Phase 3 clinical development for the treatment of the symptoms of BPH and is designed to be as efficacious as pharmaceuticals, less invasive than the surgical interventions, and without the sexual side effects seen with existing treatments. PRX302 is also currently in a Phase 2a proof of concept study for the treatment of localized low to intermediate risk prostate cancer. For more information, please visit www.sophiris.com.

Certain statements included in this press release may be considered forward-looking, including the quote of Sophiris’ President and CEO and any expectations relating to the results of Sophiris’ Phase 3 clinical trial of BPH and the Phase 2a proof of concept trial for the treatment of localized low to intermediate risk prostate cancer and expectations about efficiacy of PRX302, the timing of receipt of data from the proof of concept trial or Sophiris’ capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Some of the risks and uncertainties that could cause actual results, performance or achievements to differ include without limitation, risk associated with the process of developing, manufacturing commercial scale drug products, obtaining regulatory approval of and commercializing treatments that are safe and effective, and in the endeavor of building a business around such treatments. All forward-looking statements are based on Sophiris’ current beliefs as well as assumptions made by and information currently available to Sophiris and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, clinical trial results, market acceptance, ability to raise capital and future commitments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by Sophiris in its public securities filings; actual events may differ materially from current expectations. Sophiris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Peter Slover

Chief Financial Officer

(858) 777-1760

Corporate Communications and Investor Relations:

Jason Spark	Michael Moore
Canale Communications	NATIONAL Equicom
Corporate Communications and IR	Investor Relations
(619) 849-6005	858-886-7813
jason@canalecomm.com	mmoore@tmxequicom.com

Sophiris Bio Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30,	December 31,
	2015	2014

Assets:

Current assets:

Cash and cash equivalents	$7,994	$4,123
Securities available-for-sale	5,226	18,572
Other receivables	7	16
Prepaid expenses	2,294	2,825

Total current assets	15,521	25,536

Property and equipment, net	26	36
Other long-term assets	19	19

Total assets	$15,566	$25,591

Liabilities and shareholders’ equity:

Current liabilities:

Accounts payable	$776	$2,633
Accrued expenses	1,659	2,307
Current portion of promissory notes	1,526	598

Total current liabilities	3,961	5,538

Long-term promissory notes	4,484	5,343
Stock-based compensation liability	53	22

Total liabilities	8,498	10,903

Shareholders’ equity:

Common shares, unlimited authorized shares, no par value; 16,844,736 shares issued and outstanding at June 30, 2015 and December 31, 2014	113,095	113,095
Contributed surplus	17,475	17,053
Accumulated other comprehensive gain	100	99
Accumulated deficit	(123,602)	(115,559)

Total shareholders’ equity	7,068	14,688

Total liabilities and shareholders’ equity	$15,566	$25,591

Sophiris Bio Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Operating expenses:
Research and development	$2,557	$7,088	$5,638	$13,918
General and administrative	997	1,495	2,045	2,946
Total operating expenses	3,554	8,583	7,683	16,864

Other income (expense):
Interest expense	(177)	(168)	(354)	(376)
Interest income	6	12	14	30
Gain on revaluation of warrant liability	—	20	—	49
Other expense	(13)	(31)	(20)	(48)
Total other expense	(184)	(167)	(360)	(345)

Net loss	$(3,738)	$(8,750)	$(8,043)	$(17,209)

Basic and diluted loss per share	$(0.22)	$(0.53)	$(0.48)	$(1.05)

Weighted average number of outstanding shares – basic and diluted	16,845	16,493	16,845	16,323

Other comprehensive income (loss):
Unrealized (loss) gain on securities available-for sale	(1)	1	1	4
Total other comprehensive loss	$(3,739)	$(8,749)	$(8,042)	$(17,205)

Source: Sophiris Bio Inc.